Filed Pursuant to Rule 424(b)1
Registration  No. 333-158703

STEELCLOUD, INC.

PROSPECTUS SUPPLEMENT DATED APRIL 6, 2010

On March 16, 2010, SteelCloud, Inc.’s (referred to herein as “we,” “our,” and “us”) Registration Statement on Form S-1 (the “Registration Statement”) was declared effective.  The Registration Statement relates to a “best efforts” offering of 16,000,000 shares (the “Shares”) of our common stock, $0.001 par value per share (the “Common Stock”), accompanied by 16,000,000 Common Stock purchase warrants (the “Warrants”) at a fixed price between $0.07 and $0.30 cents per Share and accompanying Warrant, and at an exercise price per Warrant share equal to 150% of the final offering Share price.  The information provided herein supplements the information in our Prospectus dated March 16, 2010.

THE DISCLOSURES RELATING TO THE TRANSACTION ARE UPDATED AS FOLLOWS:

On April 6, 2010, we chose a fixed price for the 16,000,000 Shares and accompanying 16,000,000 Warrants, which we are offering on a best efforts basis for our account.    We intend to sell the Shares and accompanying Warrants at a fixed price of $0.10 per Share and accompanying Warrant.  The Warrants shall have an exercise price of $0.15 per share of Common Stock.

You should read this Prospectus Supplement in conjunction with the Prospectus dated March 16, 2010, which is required to be delivered with this Prospectus Supplement.  This Prospectus Supplement is qualified by reference to the Prospectus, except to the extent the information in this Prospectus Supplement updates or supersedes the information contained in the Prospectus.

The date of this Prospectus Supplement is April 6, 2010.